THIS SHARE EXCHANGE  AND FINANCE  AGREEMENT is made  the 16th  day of  December,
1999,

AMONG:

          INFORETECH GOLF TECHNOLOGY 2000 INC.,

          a British Columbia non-reporting company having an office and place of business at Suite 214, 5500 - 152nd Street, Surrey,
          British Columbia, V3S 8E7

          (herein referred to as "Inforetech")

                                                  OF THE FIRST PART
AND:

          ROBERT SILZER, SR., Businessman,
          of 2385 - 133A Street, White Rock,
          British Columbia

                                                  OF THE SECOND PART
AND:

          MADJ SILZER, Businesswoman,
          of 2385 - 133A Street, White Rock,
          British Columbia

                                                  OF THE THIRD PART

AND:

          LARRY SILZER, Businessman,
          of 15318 Sequoia Drive, Surrey,
          British Columbia, V3S 8N4

                                                  OF THE FOURTH PART

AND:

          ROBERT C. SILZER, JR., Businessman,
          of 20640-89A Avenue, Langley,
          British Columbia, V3S 8N4

                                                  OF THE FIFTH PART


AND:

          BRENT SILZER, Businessman,
          of #1 - 15415 Marine Drive, White Rock
          British Columbia

                                                  OF THE SIXTH PART

AND:

          TRACY SILZER, Businesswoman
          of 2197 140A Street, Surrey
          British Columbia

                                                  OF THE SEVENTH PART
          (Robert Silzer, Sr., Madj Silzer, Robert Silzer, Jr., Brent Silzer, Tracy Silzer, and Larry Silzer are herein together referred to as the "Founders")

AND:

          DIVERSIFIED MARKETING SERVICES, INC.,

          a Nevada public company having a registered office at 502 N. Division Street, Carson City,
          Nevada and a business office at Suite 2500, 1177 West Hastings Street, Vancouver, B.C.,
          V6E 2K3

          (herein referred to as "Diversified")

                                                  OF THE EIGHTH PART

AND:

          MERCER CAPITAL CORP.,

          a British Columbia non-reporting company having an office and place of business at Suite 1500, 885 West Georgia Street,
          Vancouver, B.C., V6C 3E8

          (herein referred to as "Mercer")

                                                  OF THE NINTH PART

WHEREAS:

A. The Founders are the owners of 7,095,750 Class "A" Shares (the "Founders Shares");

B. Mercer and Inforetech entered into a letter of intent on September 16th, 1999, pursuant to which Mercer lent Inforetech $1,500,000;

C. The parties have agreed to replace and supersede the letter of intent with this Agreement;

D. Pursuant to an offering in or about January 1999, Inforetech sold $525,000 of 10% Convertible Notes (the "Notes") to residents of Washington State. The holders of the Notes received Class C Shares to facilitate voting rights granted to them and have the right to convert the Notes into Units of Inforetech at a price of $1.00 per Unit. The Noteholders, or Unitholders in the case of those Noteholders who have converted, are listed in Schedule "A" hereto;

E.   Pursuant to an  offering in  or about  June 1999,  Inforetech sold  225,000
     Units at a price of $1.00 per Unit  to residents of Washington State.   The
     holders of such Units are listed in Schedule "A" hereto;

F. Inforetech has certain non-interest bearing loans outstanding in an aggregate amount of $491,000 and has agreed to grant such lenders the right to convert such loans into Class A shares at a conversion price of $1.00 per Class "A" share. The lenders thereunder are listed in Schedule "A" hereto;

G. Inforetech has agreed to grant certain persons the right to receive shares, units or options for services rendered, or to be rendered to Inforetech; all of which are described in Schedule "A" hereto;

H. The Mercer Loan grants Mercer the right to convert such indebtedness into Class A shares at a price of $1.00 per Class "A" share;

I. The parties are desirous of exchanging the Founders Shares, and requesting the parties listed in Schedule "A", who are not Founders, to exchange all the issued and outstanding shares of Inforetech and all rights to receive Inforetech shares into shares in the capital stock of Diversified, or
     shares  that  are  convertible  into  shares   in  the  capital  stock   of
     Diversified;

J. In order to effect the share exchange contemplated herein and to ensure an efficient cross border corporate structure is achieved the parties have agreed to create a new British Columbia subsidiary of Diversified, with certain classes of preferred shares and to enter into Put and Call Agreements, all in accordance with the terms and conditions herein contained.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:


                                  ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

Definitions

1.01 In this Agreement, including the recitals hereto, the following words and phrases shall have the following meanings:

     (a) "Affiliate" means a person who controls, is controlled by, or is under common control with another person. The term "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, the power to direct or cause the direction of another person;

     (b) "Class A share(s)" means Class "A" Voting Common Shares without par value in the capital of Inforetech;

     (c) "Class B share(s)" means Class "B" Voting Common Shares without par value in the capital of Inforetech;

     (d) "Class C share(s)" means Class "C" Voting Common Shares without par value in the capital of Inforetech;

     (e) "Class A Preferred Shares" means a class of shares in the capital stock of Holdco, to be created prior to Closing, which shares shall have the following rights and restrictions:

          (i) be entitled to dividends out of the assets of Holdco in an amount equal to the dividends paid on a single common share of Diversified; and

          (ii) be redeemable at the holder's option for an amount equal to the value of a single common share of Diversified (from time to time) and would be entitled to a preference on liquidation in like amount but would be entitled to no more in the event of a liquidation;

     (f) "Class B Preferred Shares" means a class of shares in the capital stock of Holdco, to be created prior to Closing, which shares shall have rights and restrictions exactly the same as those of the Class A Preferred Shares except that each Class B Preferred Share will participate pro rata (without preference or limit) with the common shares of Holdco on a liquidation;

     (g) "Closing" means the completion of the transactions contemplated by this Agreement;

     (h) "Completion Date" means January 17th, 2000 or such other date as may be agreed upon in writing by the parties;

     (i) "Company Act" means the Company Act (British Columbia), as amended from time to time;

     (j) "Diversified Financial Statements" means the audited financial statements of Diversified for the years ended December 31st, 1996, 1997, and 1998 and the period ended February 28th, 1999 and the unaudited financial statements as of September 30th, 1999; copies of which are attached hereto as Schedule "B";

     (k) "Diversified Option Plan" means a plan for the granting of options on common shares of Diversified to be implemented at or immediately following Closing and pursuant to which Diversified shall issue options to acquire common shares of Diversified to those parties, and in the denominations and for the option exercise price, described in Schedule C hereto;

     (l) "Diversified Shares" means common shares of Diversified issuable to the Class "A" shareholders of Inforetech, at Closing or the Class A or B Preferred Shares being Put to or Called by Diversified; and

     (m) "Diversified Warrants" means warrants for common shares of Diversified to be issued to existing Warrantholders, by Diversified, substantially in the form of warrant, mutatis mutandis, previously delivered to such Warrantholder by Inforetech;

     (n) "Exchange Act" means the Securities Exchange Act of 1934 of the United States of America;

     (o) "Financial Statements" means the audited financial statements of Inforetech prepared as at July 31st, 1999 which are attached to this Agreement as Schedule "D";

     (p) "Holdco" means a British Columbia non-reporting company to be formed by Diversified, prior to Closing, to facilitate the transactions contemplated herein;

     (q) "Inforetech Shares" means all shares in the capital of Inforetech that as of Closing will be issued and outstanding;

     (r) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

     (s) "Market Maker" means a securities broker or dealer registered under the Exchange Act and a member of the National Association of Securities Dealers. Inc., that, directly or indirectly, submits quotations to buy or sell, at a quoted price or otherwise, common stock of Diversified for publication in the over-the-counter Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc.;
     (t) "Market Price" means the weighted average trading price of the shares of Diversified on the NASD:OTC Electronic Bulletin Board over 30 trading days prior to the date of at which such price is to be determined;

     (u) "Material Adverse Effect" as use din this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be reasonably likely to be materially adverse to the assets, liabilities, financial condition, results of operations or current or future business of a party and its subsidiaries, if any, taken as a whole;

     (v) "Mercer Loan" means the agreement of Mercer to advance up to $1,500,000 described in preamble B hereto and evidenced by a Loan Agreement dated October 27th, 1999;

     (w) "Noteholders" means those parties who hold Notes issued by Inforetech that are convertible into Units.

     (x) "Permitted Encumbrances" means the security debts and debt instruments listed on the attached Schedule "E";

     (y)  "Person" includes a firm, corporation or other entity;

     (z)  "Rule 144" means Rule 144 of the Securities Act;

     (aa) "Securities Act" means the Securities Act of 1933 of the United States of America;

     (bb) Convertible Notes" means notes for an aggregate amount of $525,000 that were issued to residents of Washington State pursuant to an offering in or about January 1999;

     (cc) "Units" means a Unit issued by Inforetech that consists of one Class "A" share and a warrant to purchase a further Class "A" share for a period of two (2) years from the date of issuance of the Units at a price of $2.00 per Class "A" share;

     (dd) "Vindemiola  Loans"  means  certain  non-interest  bearing  loans   by
          Vindemiola Limited, and RCS Financial Group Inc.;

     (ee) "Warrantholder" means the holder of a warrant to purchase Class "A" shares.


Captions and Section Numbers

1.02 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.


Extended Meanings

1.03 The words "hereof", "herein", "hereunder" and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.


Number and Gender

1.04 Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Agreement or the parties hereto so require.


Section References

1.05 Any reference to a particular "article", "section", "subsection" or other subdivision is to the particular article, section or other subdivision of this Agreement.


Governing Law

1.06 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.


Currency

1.07 All sums of money referred to herein or to be paid or calculated pursuant to this Agreement are in the lawful currency of the United States of America unless otherwise expressly stated.


Schedules

1.08 The schedules attached hereto are hereby incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in such schedules. The schedules to this Agreement are as follows:

     Schedule "A" - List of Class "A" Shareholders, Noteholders, Warrantholders Options and parties with a right to subscribe for Class "A" shares;

     Schedule "B" - Diversified Financial Statements

     Schedule "C" - Options to be granted by Diversified to Directors, Officers and employees of Inforetech

     Schedule "D" - Financial Statements

     Schedule "E" - Permitted Encumbrances


                                  ARTICLE 2
         SHARE EXCHANGE AND RESTRUCTURE OF INFORETECH AND DIVERSIFIED

Share Exchange

2.01 The parties have agreed that in order to effect the share exchange between the existing shareholders of Inforetech and Diversified and to ensure an efficient cross-border corporate structure is achieved the following matters shall be completed as part of the overall transaction:

     (a) Diversified shall, forthwith, incorporate Holdco, which company shall have an authorized capital of 50,000,000 shares, consisting of:

          (i)   10,000,000 common shares without par value;

          (ii)  20,000,000 Class "A" Preferred Shares; and

          (iii) 20,000,000 Class "B" Preferred Shares;

     (b)  Diversified shall take such steps as may be necessary to:

          (i) forthwith create a class of Non-participating Voting shares (the "NP Shares") with each such share having the same voting rights as the Diversified common shares, and shall issue such number of NP Shares as are necessary to facilitate the transactions herein contemplated;

          (ii) obtain approval of its shareholders and the appropriate Nevada government agency to change its corporate name to "Inforetech Inc.", or such similar name as may be agreed to by the parties; and

          (iii) restructure its issued capital, without a commensurate decrease in its authorized capital, such that the existing shareholders of Diversified shall own no more than 6,200,000 common shares.

     (c) Those Founders who have the ability to transfer all or a part of their Founders Shares and utilize the CDN.$500,000 lifetime capital gains exemption under the Income Tax Act of Canada shall exchange such portion of their Founders Shares, on a one for one basis, for units (the "Holdco Units"), each unit consisting of a NP Share and a Class A Preferred Share. The value of the Founders Shares shall be based upon their fair market value as determined by an independent valuators report being prepared by Evans & Evans or such other valuators as may be acceptable to the parties (the "Valuation Report"); and

     (d) The Founders Shares not transferred under section 2.01(b) shall be exchanged by the Founders, on a one for one basis, for units (the "Holdco B Units"), each Unit consisting of a NP Share and a Class "B" Preferred Share;

     (e) At Closing, the Founders and Diversified shall enter into Put and Call Agreements. The Put Agreement shall grant the Founders the right to put a Unit to Diversified in exchange for one common share of Diversified, as such common shares are constituted after the restructure of Diversified set out in (b) above. The Call Agreement shall grant Diversified the right to call for a Holdco A or B Unit in exchange for one common share of Diversified. The Call right will not be exercisable unless and until the shareholder's redemption privilege in respect of a particular redeemable preferred share has been exercised;

     (f) The special rights and restrictions on the Class A and B Preferred Shares will contain appropriate anti-dilution provisions.

2.02 Inforetech and the Founders shall use their best efforts to obtain the agreement of all those persons, other than the Founders, set out in Schedule "A" hereto to exchange, at the Closing, their Class A shares, warrants, options or rights to receive Class "A" shares of Inforetech into shares, warrants, options or rights for common shares of Diversified. Inforetech shall, if the Inforetech security holders to whom such offers to exchange are made include persons who are not "accredited investors" as defined under Regulation D promulgated under the Securities Act, prepare an offering memorandum to qualify the proposed share exchange, with residents of the United States, under Rule 506 promulgated under Regulation D of the Securities Act.

2.03 Diversified agrees, at or immediately after Closing, to create a stock option plan for the current Directors, Officers and employees of Inforetech and to grant such persons options to purchase common shares of Diversified in the amounts and at the exercise prices set out in Schedule "C" hereto and in accordance with option agreements in a form acceptable to Diversified and the Founders.


                                   ARTICLE 3
                            FINANCING OF DIVERSIFIED

The Initial Financing

3.01 Contemporaneous with the Closing of the acquisition of all the Founders Shares by Diversified, Mercer will cause to be completed a private placement (the "First Private Placement") of shares of Diversified, in accordance with exemptions from the registration requirements under the Securities Act and applicable state securities laws, to raise a minimum of $1,500,000 at a price of not less than $4.00 per share.

     Trading of the shares issued on the First Private Placement will be restricted and the share certificates therefore shall bear a restrictive legend in accordance with Rule 144.


Use of Proceeds

3.02 Funds received by Diversified on the First Private Placement shall be advanced to Inforetech, as an intercompany loan, and shall be utilized by Inforetech to repay, or if not sufficient to repay, to reduce, the principal plus accumulated interest on the Mercer Loan.


Release of Mercer Loan and Security

3.03 Upon payment of the Mercer Loan, Mercer shall provide a release of all security granted by Inforetech in regard thereto.

3.04 At the Closing, in consideration of Mercer indentifying investors in the First Private Placement and introducing Diversified to Inforetech, Diversified shall pay to Mercer $50,000 and shall issue to Mercer 100,000 shares in the capital of Diversified at a deemed price equivalent to the price per share at which shares were issued on the First Private Placement. Such shares shall be restricted from trading and the share certificates therefore shall bear a restrictive legend in accordance with Rule 144.


The Second Financing

3.05 On, or before, January 31, 2000, Mercer will either subscribe for, or cause to be completed, in compliance with the Securities Act and the laws of each jurisdiction in which such securities are offered or sold, a private placement to raise a minimum of $1,650,000 by issuance of not more than 400,000 common shares of Diversified.

     Trading of the shares issued on the Second Private Placement will be restricted and the share certificates therefore shall bear a restrictive legend in accordance with Rule 144.


Use of Proceeds of Second Financing

3.06 Upon completion of the Second Private Placement, the parties agree that Diversified shall advance to Inforetech, as an intercompany loan, the sum of $500,000; which funds shall be utilized by Inforetech to repay a portion of the indebtedness of Inforetech due to Robert Silzer, Sr. Further, within 120 days of closing of the Second Private Placement, Diversified shall advance a further $500,000 to Inforetech, as an intercompany loan, with such funds being utilized to further reduce the indebtedness of Inforetech due to Robert Silzer, Sr.
3.07 The parties acknowledge that the Founders anticipate that Inforetech will require cash injections of approximately $500,000 in each of January, February and March of 2000 to fund its business development. Accordingly, if the Second Financing is not completed in a timely manner, Mercer agrees to assist Inforetech, including making further loans to Inforetech, to obtain interim funding to meet its cash flow requirements.

     Further it is the intention of the parties that Mercer will continue, after Closing, to act in an advisory capacity to Inforetech and Diversified and in such capacity will assist in raising the necessary funds, from time to time, to finance the on going development of the business of Inforetech. Such assistance shall include, but not necessarily be limited to:

          (a)  introductions to potential Market Makers;

          (b)  introduction to Brokers and Broker Dealers in the United  States;
               and
          (c)  introduction to accredited private and institutional investors.


                                   ARTICLE 4
                            MANAGEMENT REMUNERATION


4.01 Mercer, Inforetech and Diversified agree that after the Closing the parties shall review the existing compensation of the management of Inforetech and shall use their best efforts to agree upon appropriate compensation for senior management (including but not limited to Robert C. Silzer, Sr. and Robert Silzer, Jr.). In the event the parties and senior management cannot agree on appropriate compensation, the matter shall be referred to a mutually acceptable third party and failing such agreement to arbitration under the provisions of the Commercial Arbitration Act of British Columbia.


                                  ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES
                         OF THE FOUNDERS AND INFORETECH

Representations and Warranties

5.01 The Founders and Inforetech jointly and severally represent and warrant to Diversified and Mercer, with the intent that Diversified and Mercer will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that, to the best of their knowledge, information and belief:

     (a) Inforetech is duly incorporated and validly exists in good standing with respect to the filing of annual returns under the Company Act, has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business. Inforetech has covenanted to continue under the provisions of the Canada Business Corporations Act and is in the process of completing all necessary steps to become a Canadian federal company prior to Closing;

     (b) Inforetech is not a "reporting company" under the Company Act or a "reporting issuer" under the Securities Act (British Columbia);

     (c) subject to the patent limitations expressed below, Inforetech owns and possesses and has good and marketable title to all of its properties and assets, both real and personal, including those properties and assets described in the Financial Statements or acquired since the date of the Financial Statements, free and clear of all liens, charges and encumbrances, save and except the Permitted Encumbrances, and Inforetech is not in default under any Permitted Encumbrance. Inforetech has filed for patent protection in regard to several unique aspects of Inforetech's "Informer 2000" technology, however the parties are aware of other competing technology in the industry and accordingly, neither the Founders nor Inforetech warrant the validity of any existing patents or the availability of patent protection for the technology. Inforetech is the transferee of the technology which is subject to a royalty interest and exclusive licences in favor of the transferor for applications other than golf. Further, Inforetech believes that if necessary it can acquire (but does not currently have) a conditional licence from Optimal Recreation Solutions, LLP, and its affiliates ("ORS") whereby Inforetech would become a licencee of ORS's domestic and international patents for their competing technology for "Golf Distance Measuring System and Method" if such patents are upheld;

     (d) none of Inforetech's properties or assets are in the possession of or under the control of any other Person;

     (e) the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Inforetech's prior fiscal periods. The Financial Statements present fairly the financial position of Inforetech as at the date thereof and fairly state Inforetech's income and deficit for the period covered thereby;

     (f) except to the extent reflected or reserved against in the Financial Statements or incurred subsequent to the date thereof in the ordinary and usual course of the business of Inforetech not exceeding $25,000, in the aggregate, Inforetech does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, contingent or otherwise);

     (g) except for the transactions referred to or contemplated herein, or in a Schedule hereto, since the date of the balance sheet included in the Financial Statements there has not been:

          (i)   any changes  in the  condition or  operations of  the  business,
                assets  or   financial  position   of  Inforetech   which   are,
                individually or in the aggregate, materially adverse; or

          (ii)  any damage, destruction or loss  or other event, development  or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to Diversified, which has or may materially and adversely affect the business, assets, properties or future prospects of Inforetech;

     (h) all material financial transactions of Inforetech have been accurately recorded in the books and records of Inforetech and such books and records fairly present the financial position and the corporate affairs of Inforetech;

     (i) except for matters disclosed herein or in a Schedule hereto, since the date of the Financial Statements, Inforetech has not:

          (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

          (ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

          (iii) declared or made, or committed itself to make, any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares or split, consolidated or reclassified any of its shares;

          (iv) suffered any operating loss or any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of business;

          (v)   waived or surrendered any right of substantial value;

          (vi) made any gift of money or of any property or assets to any Person;

          (vii) amended or changed or taken any action to amend or change its memorandum or articles;

          (viii)increased or agreed to increase the pay of, or paid or agreed to pay any pension, bonus, share of profits or other similar benefit of, any director, employee or officer or former director, employee or officer of Inforetech;

          (ix) made payments of any kind to or on behalf of the Founders or any affiliate or associate of the Founders or under any management agreement with Inforetech save and except business related expenses and salaries in the ordinary course of business and at the regular rates payable to them;

          (x) mortgaged, pledged, subjected to lien, granted a security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible; or

          (xi) authorized or agreed or otherwise have become committed to do any of the foregoing;

     (j) save and except as disclosed in writing to Diversified, the accounts receivable shown in the Financial Statements or acquired subsequent to the date thereof by Inforetech have been recorded by Inforetech in accordance with its usual accounting practices. The reserve taken for doubtful or bad accounts is adequate based on past experience of
          Inforetech and is consistent with the accounting procedures used by Inforetech in previous fiscal periods. There is nothing which would indicate that such reserve is not adequate or that a higher reserve should be taken;

     (k) Inforetech does not own or possess any assets other than the assets described in the Financial Statements;

     (l) Inforetech is not party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, judgement or decree which would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

     (m) there is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to Inforetech or affecting its assets, properties or business which might materially and adversely affect the assets, properties, business, future prospects or financial condition of Inforetech; and there is not presently outstanding against Inforetech any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (n) Inforetech has kept the records required to be kept by the Company Act and any other applicable corporate legislation and such records are complete and accurate and contain all minutes of all meetings of directors and members of Inforetech;

     (o) except for permits required from the Federal Communications Commission (the "FCC") for the Informer 2000 system, which permits cannot be applied for until production of the system has commenced, Inforetech holds all permits, licenses, consents and authorities issued by any government or governmental authority, or any municipal, regional or other authority, or any subdivision thereof, including, without limitation, any governmental department, commission, bureau, board or administrative agency, which are necessary or desirable in connection with the conduct and operation of Inforetech's business and the ownership or leasing of its assets and the conduct and operation of Inforetech's business as the same are now owned, leased, conducted or operated and is not in breach of or in default under any term or condition of any thereof;

     (p) Inforetech is not yet required to file a federal or provincial tax return under applicable federal and provincial legislation, however, Inforetech has filed, in a timely manner, all required Workers' Compensation Board returns, and other reports and information required to be filed with all applicable government authorities, agencies or regulatory bodies;

     (q)  Inforetech has not:

          (i) disposed of anything to a Person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof; or

          (ii) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which Inforetech has are not losses from property or business investment losses;

     (r) the authorized capital of Inforetech consists of 150,000,000 shares without par value, divided into 50,000,000 Class A, 50,000,000 Class B and 50,000,000 Class C Voting Common Shares without par value of which 8,740,000 Class "A" common shares are issued and outstanding as fully paid and non-assessable. Except as disclosed herein or in Schedule "A" hereto, no Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

          (i) to require Inforetech to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Inforetech;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of Inforetech;

          (iii) to require Inforetech to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of Inforetech; or
          (iv)  to acquire Inforetech Shares;

     (t) except as described in Schedule "E", the Founders are the registered holders and beneficial owners of the Founders Shares, free and clear of all liens, charges and encumbrances whatsoever;

     (u) the Inforetech Shares have been, or at Closing will be, duly and validly allotted and issued and outstanding as a fully paid and non-assessable shares in the capital of Inforetech;

     (v) the Founders have good and sufficient right and authority, or will as of the Closing have such right and authority, to enter into this Agreement on the terms and conditions herein contained and to transfer the legal and beneficial title to the Founders Shares to Holdco;

     (w) certain of the Inforetech Shares were issued under certain exemptions from the prospectus and registration requirements under the Securities Act of British Columbia applicable to non-reporting "private" issuers, or under Rule 506 promulgated under Regulation D of the Securities Act and accordingly may be subject to trading restrictions under applicable Securities legislation;

     (x) this Agreement constitutes a valid, binding and enforceable obligation of the Founders. On Closing, the Founders will not be a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgement, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Founders of this Agreement or the performance by the Founders of any of the terms hereof; and
     (y) except as disclosed herein or a schedule hereto or in the ordinary course of business as presently carried on, at Closing Inforetech will not be indebted to the Founders or any employees of Inforetech or any affiliate or associate of the Founders, on any account whatsoever.


Survival

5.02 The representations and warranties contained in section 5.01 shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for the benefit of Diversified and Mercer thereafter, notwithstanding any independent enquiry or investigation by Diversified or Mercer.


Indemnity

5.03 The Founders covenant to indemnify and hold harmless Mercer and Diversified from and against any loss, claims, damages, liability, expenses and costs, including any payment made in good faith in settlement of any claim or potential claim, arising from any of the representations and warranties set forth in section 5.01 being incorrect or breached.


                                   ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF MERCER AND DIVERSIFIED

6.01 Mercer and Diversified jointly and severally represent and warrant to the Founders and Inforetech, with the intent that the Founders and Inforetech will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that, to the best of their knowledge, information and belief:

     (a) Diversified was duly incorporated in the state of Nevada on December 12th, 1995. Diversified is a valid and subsisting corporation in good standing under the laws of Nevada, has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

     (b) Diversified is a "reporting company" under the Securities Act, and its shares have been approved for trading through an authorized "Market Maker" in the NASD:OTC Electronic Bulletin Board;

     (c) the Diversified Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States of America (U.S. GAP) applied on a basis consistent with Diversified's prior fiscal periods. The Diversified Financial Statements present fairly the financial position of Diversified as at the date thereof and fairly state Diversified's income and deficit for the period covered thereby;

     (d) the authorized capital of Diversified consists of 50,000,000 shares of common stock with a par value of $0.001 per share, of which 6,156,000 common shares are issued and outstanding as fully paid and non-assessable. No Person has any agreement or option, present or future, contingent, absolute or capable of becoming an agreement or option or which with the passage of time or the occurrence of any event could become an agreement or option:

          (i) to require Diversified to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of Diversified;

          (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of Diversified;

          (iii) to require Diversified to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of Diversified; or

          (iv)  to acquire Diversified Shares;

     (e) Diversified's shares have been duly and validly allotted and issued and are outstanding as a fully paid and non-assessable shares in the capital of Diversified;

     (f)  Mercer and Diversified have good and sufficient right and authority to
          enter  into  this  Agreement  on  the  terms  and  conditions   herein
          contained;

     (g) the Diversified shares are not subject to any "hold period" or trading restrictions under the Securities Act or the Exchange Act;

     (h) this Agreement constitutes a valid, binding and enforceable obligation of Mercer and Diversified. On Closing, neither Mercer or Diversified will be a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgement, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by Mercer or Diversified of this Agreement or the performance by Mercer or Diversified of any of the terms hereof;

     (i)  at Closing, Diversified will not be indebted to  any party;

     (j)  Diversified currently has a bank account at the Nevada State Bank;

     (k)  The current directors and officers of Diversified are;

          Jackie L. Krueger        Secretary - Treasurer
          Fernando Carranza        President

     (l) Diversified filed a registration statement on Form 10-SB with the United States Securities and Exchange Commission on June 4, 1999;

     (m) Since August 4, 1999, Diversified has filed all forms, reports, statements and other documents required to be filed with:

          (i)  the Securities and Exchange Commission (the "SEC") including:

               (A)  all Annual Reports on Form 10-K;

               (B)  all Quarterly Reports on Form 10-Q;

               (C) all proxy, information or consent solicitation statements relating to meetings of stockholders or consents in lieu thereof (whether annual or special );

               (D)  all Current Reports on Form 8-K; and

               (E)  all other  reports,  schedules, registration  statements  or
                    other   documents   (collectively   referred   to   as   the
                    "Diversified SEC Reports"); and

          (ii) any applicable state or provincial securities authorities and all forms, reports, statements and other documents required to be filed with any other applicable federal, state, or provincial regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 7.01 (aa) being referred to herein, collectively, as the "Diversified Reports"). The Diversified Reports, including all Diversified Reports filed after the date of this Agreement and prior to the Closing Date (x) were or will be prepared in accordance with the requirements of applicable law (including, with respect to Diversified SEC Reports, the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Diversified SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (n) Mercer and Diversified will use their reasonable best efforts to cause Diversified Transfer Agent to deliver at Closing:

          (i) a stockholders list of Diversified certified to be a true and accurate copy thereof as of the date indicated thereon;

          (ii) confirmation that the Transfer agent retains in safekeeping all certificates that have been or should be cancelled on the registration of transfer thereof and that all of such cancelled certificates have on their face in conspicuous permanent ink or perforations the word "cancelled"; and

          (iii) confirmation that all stock certificates issued to date and all unissued blank certificates are sequentially numbered and that all of such certificates are accounted for as either cancelled and in the possession of the Transfer Agent, outstanding, or unissued.

     (o) Diversified and Mercer acknowledge that the Founders and Inforetech's purpose in entering into this Agreement is to obtain an investment vehicle to enhance Inforetech's opportunities to raise equity capital to assist in the growth of its operations and represent and warrant that they know of no reason, other than requirements of federal, state, and provincial securities law, which would inhibit or impair the ability of Diversified to raise equity capital by way of additional stock sales or for a liquid market to develop in such common stock by trading in the over the counter securities market, free from illegal influence or manipulation. Diversified knows of no reason why immediately after the transactions herein contemplated, Diversified would be restricted in its choice of:

          (i)   one  or  more  broker-dealers   to  market  or  underwrite   its
                securities

          (ii) one or more attorneys to assist in Diversified's compliance with all securities laws and other legal affairs;

          (iii) one or more accountants or CPA's to audit, review or compile the financial statements of Diversified;
          (iv)  who  Diversified  can   appoint  as  its  directors,   officers,
                employees or agents; or

          (v) what price to offer its securities for to the open market, or to any existing shareholder, or to any person or which would restrict the number, type or value of any securities to be sold by Diversified after the closing as herein contemplated.

Survival

6.02 The representations and warranties contained in section 6.01 shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect for the benefit of Inforetech and the Founders thereafter, notwithstanding any independent enquiry or investigation by such parties.


Indemnity

6.03 Mercer and Diversified covenant to indemnify and hold harmless Inforetech and the Founders from and against any loss, claims, damages, liability, expenses and costs, including any payment made in good faith in settlement of any claim or potential claim, arising from any of the representations and warranties set forth in section 6.01 being incorrect or breached.


                                   ARTICLE 7
                           DIVERSIFIED DUE DILIGENCE

7.01 The Founders and Inforetech requested that Diversified and Mercer make certain representations and warranties in regard to Diversified that:

     (a) current management of Diversified were either unable or unwilling to make; and

     (b) Mercer did not have the factual knowledge to permit them to make such representations.

     Accordingly, the parties have agreed that prior to Closing they will use their reasonable best efforts and conduct such reasonable due diligence as may be necessary to confirm the following:

     (a)  that except  as disclosed  in  the Diversified  Financial  Statements,
          Diversified does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, contingent or otherwise);

     (b) that since the date of the balance sheet included in the Diversified Financial Statements there has not been:

          (i)   any changes  in the  condition or  operations of  the  business,
                assets  or  financial   position  of   Diversified  which   are,
                individually or in the aggregate, materially adverse; or

          (ii)  any damage, destruction or loss  or other event, development  or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to Diversified, which has or may materially and adversely affect the business, assets, properties or future prospects of Diversified;

     (c) that all material financial transactions of Diversified have been accurately recorded in the books and records of Diversified and such books and records fairly present the financial position and the corporate affairs of Diversified;

     (d)  that  since  the  date   of  the  Diversified  Financial   Statements,
          Diversified has not:

          (i) transferred, assigned, sold or otherwise disposed of any of the assets shown in the Diversified Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

          (ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business exceeding $10,000, in the aggregate;


          (iii) declared or made, or committed itself to make, any payment of any dividend or other distribution in respect of any of its shares or purchased or redeemed any of its shares, consolidated or reclassified any of its shares;

          (iv) suffered any operating loss or any material extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of business;

          (v)   waived or surrendered any right of substantial value;

          (vi) made any gift of money or of any property or assets to any Person;
          (vii) other than the split in its issued capital and the change of corporate name disclosed to the parties hereto, amended or changed or taken any action to amend or change its Articles of Incorporation or Bylaws.

     (e) that Diversified does not own or possess any assets other than the assets described in the Diversified Financial Statements;

     (f) that Diversified is not party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, judgement or decree which would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein;

     (g) that there is not any suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress, pending or threatened against, or relating to Diversified or affecting its assets, properties or business which might materially and adversely affect the assets, properties, business, future prospects or financial condition of Diversified; and there is not presently outstanding against Diversified any judgement, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator;

     (h) that the books and records, financial and otherwise, of Diversified are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Diversified. Diversified has maintained a system of internal accounting controls sufficient to provide reasonable assurances that:

          (i) transactions have been and are executed in accordance with management's general or specific authorization;

          (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principals or any other criteria applicable to such statements and to maintain accountability for assets;

          (iii) access  to  assets   is  permitted  only   in  accordance   with
                management's general or specific authorization; and

          (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     (i) obtain description of every material contract, agreement, or arrangement, if any, between Diversified and any person who is or has ever been an officer or director of Diversified or person owning of record, or known by Diversified to own beneficially, 5% or more of the issued and outstanding common stock of Diversified and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof will be delivered at closing. In all of such circumstances, will confirm that the contract, agreement, or arrangement was for a bona fide business purpose of Diversified and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favourable to Diversified than terms available from otherwise unrelated parties in arm's length transaction. Except as disclosed herein, that no officer or director of Diversified or 5% shareholder of Diversified has, or has had during the preceding three years or such shorter period as Diversified has been in existence, any interest, directly or indirectly, in any material transaction with Diversified. Prepare and deliver at Closing a schedule that will include a description of any commitment by Diversified, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

     (j) that Diversified holds all permits, licenses, consents and authorities issued by any government or governmental authority, or any municipal, regional or other authority, or any subdivision thereof, including, without limitation, any governmental department, commission, bureau, board or administrative agency, which are necessary or desirable in connection with the conduct and operation of Diversified's business and is not in breach of or in default under any term or condition of any thereof;

     (k)  that Diversified:

          (i) has filed in a timely manner all federal and state income tax returns and election forms and the tax returns of any other jurisdiction required to be filed and all such returns and forms have been completed accurately and correctly in all respects;

          (ii) has filed in a timely manner all other reports and information required to be filed with all applicable government authorities, agencies or regulatory bodies;
          (iii) has paid all taxes (including all federal, state, local and property taxes, assessments or other imposts in respect of its income, business, assets or property) and all interest and penalties thereon with respect to Diversified, for all previous years and all required instalment payments due for the current fiscal year have been paid;

          (iv) has provided adequate reserves for all taxes for the periods covered by, and such reserves are reflected in, the Diversified Financial Statements;

          and there is no agreement, waiver or other arrangement providing for an extension of time with respect to the filing of any tax return, or payment of any tax, governmental charge or deficiency by Diversified nor is there any action, suit, proceeding, investigation or claim now threatened or pending against Diversified in respect of, or discussion underway with any governmental authority relating to, any such tax or governmental charge or deficiency;

     (l)  that Diversified has not:

          (i) disposed of anything to a Person with whom it was not dealing at arm's length for proceeds less than the fair market value thereof; or

          (ii) discontinued carrying on any business in respect of which non-capital losses were incurred, and any non-capital losses which Diversified has are not losses from property or business investment losses;

     (m) that the Diversified Financial Statements and schedules attached to the corporate income tax returns as filed by Diversified for each of its taxation years reflect and disclose all transactions to which Diversified was party as required by the Internal Revenue Code or other applicable revenue laws and all of the transactions to which Diversified was or is a party are reflected or disclosed in such Diversified Financial Statements and schedules and the corporate income tax returns;

     (n) that none of Diversified, or any directors, officers, agents or employees of Diversified has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to initiating or maintaining a trading market in Diversified's securities, or any political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any other unlawful payment;

     (o) that the minute book of Diversified contains, and will contain at the Closing Date, evidence of the due election and incumbency of the board of directors and officers of Diversified executing this Agreement or any document, certificate, or other instrument executed in order to consummate the transactions herein contemplated together with an accurate and complete record of the proceeds of all meeting of directors, committees thereof, or stockholders and all written consents in lieu thereof;

     (p) that all securities of Diversified issued since its inception, consisting solely of common voting stock, have been issued pursuant to and in compliance with applicable federal and state laws, rules, and regulations; specifically, all offers and sales of shares of common voting stock were made pursuant to exemptions from the registration requirements of Section 5 of the Securities Act, and pursuant to available exemptions provided by applicable state securities laws. Further that, Diversified has made all the required filings with any federal or state regulatory agency regarding the offer and sale of all issued and outstanding shares of common voting stock;

     (q) that the information set forth in the any Schedule delivered by Diversified is complete and accurate and does not contain any untrue statement of material fact, or omit a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

     (r) that neither Diversified nor, to the best of Diversified's knowledge, any other person, has at any time during the past year or currently has any agreement, plan, or arrangement to at any time in the future to provide to any securities broker-dealer any incentive or inducement, financial or otherwise, to publish quotations for the common stock of Diversified at any specific or minimum prices or amounts or to execute any specific transactions in such common stock, other than usual and customary commissions and mark-ups.

     (s) that to the extent applicable, Diversified has complied with the securities laws of each and every jurisdiction in which a shareholder resided as of the date such shareholder purchased securities from Diversified, and such shares purchased from Diversified can be resold without restriction (except for any applicable control restrictions) by such shareholder in said jurisdiction immediately after the closing as herein contemplated

7.02 If a party determines that any of the matters set out in Section 7.01 hereof are materially incorrect, such party shall immediately advise the other parties hereto and all parties shall use their reasonable best efforts to remedy such defect. If such defect cannot be resolved the parties shall either accept such defect or utilize the right to terminate this Agreement set out in Article
8.02 and 8.07 hereof.


                                  ARTICLE 8
                      CONDITIONS PRECEDENT TO COMPLETION

Conditions Precedent to Obligation of Mercer and Diversified

8.01 The obligation of Mercer and Diversified to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before the Completion Date, of the following conditions:

     (a) the representations and warranties of the Founders and Inforetech set out in Article 5 shall be true and correct at and as of the Completion Date as if such representations and warranties were made at and as of the Completion Date;

     (b) the Founders shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Founders on or before the Completion Date; and

     (c) the Founders shall have delivered or caused to be delivered to Diversified or Inforetech the documents and other items referred to in
          Section 9.02 and 9.03.

8.02 The obligation of Diversified to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before January 14, 2000 of completion of a due diligence review of Inforetech satisfactory to Diversified.

8.03 The conditions described in section 8.01 and 8.02 are conditions only to Diversified being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement. If the conditions described in section 8.01 have not been satisfied or waived at or prior to the Completion Date, Diversified may elect not to complete.

8.04 All of the conditions precedent set out in section 8.01 and 8.02 are for the sole and exclusive benefit of Diversified and may be waived, in whole or in part, by notice in writing to the Founders. Subject to section 8.02, all such conditions precedent shall merge in the closing documents on Closing.


Conditions Precedent to Obligation of the Founders

8.05 The obligation of the Founders and Inforetech to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before the Completion Date of the following:

     (a) the representations and warranties of Mercer and Diversified set out in Articles 6 shall be true and correct at and as of the Completion Date as if such representation and warranties were made at and as of the Completion Date;

     (b) Mercer and Diversified having performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Diversified or Mercer on or before the Completion Date;
     (c) Mercer or diversified, as the case may be, shall have delivered or caused to be delivered to Inforetech or the Founders the documents and other item referred to in Section 9.03;

     (d) there shall not be any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction contemplated hereby by and governmental entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgement of Diversified, to the continuing operation of the current or future business of the combined enterprises, which imposes any condition or restriction upon diversified or its proposed future business or operations which, in the reasonable business judgement of Inforetech, would be materially burdensome in the context of the transactions contemplated by this Agreement;

     (e) Diversified shall not have received notice of or otherwise have knowledge of any pending inquiry, matter under investigation, formal order of investigation, or other possible enforcement action from the SEC or any provincial or state securities or other regulatory authority involving or possibly involving, whether or not actually threatened, any violation of any law administered by such agency or authority by either Diversified or any of its present or former affiliates or persons acting in concert with any of them; and

     (f) At, or immediately after, Closing the issued capital of Diversified (on a fully diluted basis), exclusive of shares to be issued hereunder, shall not exceed 6,156,000 common shares.

8.06 The obligations of Inforetech and the Founders to carry out the terms and conditions of this Agreement is subject to and conditional upon the fulfilment, on or before January 14, 2000, of completion of a due diligence review of Diversified satisfactory to the Founders. The parties acknowledge that after Closing the current directors of Inforetech will become the directors of Diversified, that current management of Diversified may not have actual knowledge of the matters represented by it in Article 7 hereof, and accordingly, all parties agree to assist the Founders in completing their due diligence hereunder.

8.07 The conditions described in section 8.05 and 8.06 are conditions only to the Founders being required to complete the transactions contemplated by this Agreement and are not conditions to the existence of a binding agreement. If such conditions have not been satisfied or waived at or prior to the Completion Date, the Founders may elect not to complete.

8.08 The conditions precedent set out in section 8.05 and 8.06 are for the sole and exclusive benefit of the Founders and may be waived, in whole or in part, by notice in writing to Diversified. Subject to section 6.02, all such conditions precedent shall merge in the closing documents on Closing.

8.09 The Founders covenant and agree as follows:

     (a) to vote in favour of all resolutions placed before shareholders of Inforetech which are contemplated hereunder;

     (b) to provide full access to the books, records and Property and other property of Inforetech and to co-operate and provide assistance to Mercer and Diversified in connection with all filings with and approvals required as a result of the transactions contemplated hereunder; and

8.10 Mercer and Diversified covenant and agree to maintain confidentiality with respect to the business and affairs of Inforetech resulting from the review by Diversified of the books and records of Inforetech.


                                   ARTICLE 9
                             PRE-CLOSING DELIVERIES

9.01 Within five (5) days after the date of this Agreement, Diversified shall deliver to Inforetech, at Inforetech's Offices originals or true and correct copies of all:

     (a) Written contracts relating to stockholders, directors, officers, employees, and agents;

     (b) Written contracts relating to any agreement with a securities broker or underwriter concerning holding, selling, marketing, or otherwise buying or selling stock or other securities of Diversified;

     (c)  Written contracts with attorneys engaged by Diversified;

     (d)  Written contracts with accountants engaged by Diversified;

     (e) Written contracts with any other professional or agent of Diversified not specified in subparagraphs (a) through (d) above;

     (f) The current stockholder list, showing each stockholder's name, address, number of shares owned, and denomination and date of each certificate, all as of a date within five (5) days of the date of this Agreement;

     (g) A transaction register from Diversified's Transfer Agent setting forth the details of all issuance's of common stock certificates, indicating in the case of each certificate the date of issuance, certificate number, number of shares, registered owner, and whether such certificate constitutes an original issuance or the transfer of outstanding stock, indicating, in the case of transfers, the number of the certificate from which such stock was transferred;

     (h) Assurances provided by Diversified stockholders, or an opinion of legal counsel to Diversified, documenting the availability of an exemption from registration under federal and state securities laws for the original issuance of all certificates, together with a memorandum of Diversified's counsel setting forth the principal conditions applicable under the laws of the various states in which the Diversified Stock has been issued in order to rely on exemptions from the registration provisions of such laws;

     (i) A schedule of all stock trades made in Diversified's stock since incorporation, which schedule will be in reverse chronological order (i.e., the most recent transaction first), showing the date of the trade, the number of shares traded, the purchase price for the shares, and the name of the purchaser and the seller;

     (j)  All filings, notices,  or other communications  with the  SEC and  the
          NASD,  together  with  copies   of  all  communications  received   by
          Diversified;

     (k) All filings, notices, or other communication from either the SEC or the NASD, with any state securities commission, state corporations commission, or similar agency, together with copies of all communication received by Diversified from any such authority; and

     (l) all filings with any non-United States securities commission, non-United States corporations commission, Canadian province, or similar authority.


                                  ARTICLE 10
                                   CLOSING

Time and Place of Closing

10.01 The purchase and sale of Inforetech Shares and the other transactions contemplated by this Agreement shall be completed at 10:00 a.m. (local time in Vancouver, British Columbia) on the Completion Date at the offices of Holmes Greenslade, 1440-1066 West Hastings Street, Vancouver, British Columbia, V6E 3X1 or at such other time and place as may be agreed to by the parties.


Closing Documents

10.02 At the Closing, the Founders shall deliver to Diversified the following:

     (a) share certificates representing the Inforetech Shares duly endorsed for transfer to Holdco in exchange for the Holdco A or B Units;

     (b) a resolution of the Board of Inforetech authorizing the transfer of the issued and outstanding shares of Inforetech acquired hereunder from the current shareholders to Holdco;

     (c) the agreement of all Warrantholders, that have agreed to the exchange, to replace their existing Warrants with Warrants for the acquisition of the same number of shares of Diversified on the same terms and conditions; mutatis mutandis;

     (d) the agreement of all Noteholders, that have agreed to the exchange, to deliver their Convertible Notes to Inforetech for cancellation;
          subject  to  the  issue  of  Diversified  Convertible  Notes  (?Voting
          Rights);

     (e) the assignment of the Vindemiola Loans to Diversified and the assumption of such loans by Diversified, including the right of loan holders to convert such debts into shares of Diversified;

     (f) the agreement of all holders of options to acquire shares of Inforetech to replace such agreements with options to acquire shares of Diversified;

     (g) Release of the Stock Pledge Agreement by Base Capital, LLC, pursuant to which Robert Silzer, Sr. pledged his shares as security for a loan by Base Capital, LLC;

     (h) an opinion of legal counsel to Inforetech to the validity of the issuance of the Inforetech Shares;

     (i) such other documents and instruments that may be necessary to complete the transactions contemplated hereunder.

10.03 At the Closing, Diversified shall deliver, or cause to be delivered, the following:

     (a) share certificates for common shares or NP Shares in the capital of Diversified in the names of all parties exchanging their Inforetech shares hereunder;

     (b)  Class A and Class B Preferred Shares to the Founders;

     (c) Warrants of Diversified in the appropriate denominations in the names of the Warrantholders;

     (d) Diversified Convertible Notes in the appropriate denominations in the names of the Noteholders;

     (e)  an assignment and  assumption agreement  in regard  to the  Vindemiola
          Loans;

     (f) Option Agreements duly executed by Diversified in accordance with the Diversified Option Plan;

     (g) a certified copy of a resolution of Diversified duly filed with the Nevada corporation office confirming that the name of Diversified has been changed to Inforetech Inc.

     (h) the resignation of the existing directors and officers of Diversified, effective in a series on the Completion Date, and a resolution duly appointing the following to fill the vacancies on the board of Diversified resulting therefrom so as to reconstitute the board of Diversified without holding a stockholder meeting;

               Robert C. Silzer, Sr.
               Robert C. Silzer, Jr.
               Jerry Smith

     (i)  a resolution of  the Board  of Diversified,  effective the  Completion
          Date,  changing  the  signing  authority  on  all  bank  accounts   of
          Diversified to the parties appointed by Inforetech;

     (j) an opinion of U.S. legal counsel for Diversified, in form and substance acceptable to the Founders and the Transfer Agent for Diversified, directed to the Founders and the Transfer Agent for
          Diversified:

          (i) Diversified is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

          (ii) The execution, delivery, and performance by Diversified of the Agreement are within the corporate power and authority of Diversified and do not contravene or violate any provisions of the articles of incorporation or bylaws of Diversified, as amended to the date hereof.

          (iii) The execution, delivery and performance by Diversified of the Agreement have been duly authorized by the board of directors of Diversified, and no other corporate action is required to be taken to authorize such execution, delivery, and performance.

          (iv) The Agreement has been duly executed and delivered by Diversified and constitutes a legal, valid, and binding obligation of Diversified enforceable in accordance with its terms.

          (v) To the best of such counsel's knowledge and, except as disclosed in the Agreement, there are no actions, suits, proceedings, or investigations pending or threatened against Diversified in any court or before or by any federal, state, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign seeking to enjoin, or questioning the legality or validity of, the performance by Diversified of any of its obligations under the Agreement or which have, or would have if adversely determined, a material adverse effect on the ability of Diversified to perform such obligations.

          (vi) The Diversified Shares and warrants, options or rights issuable on completion of the exchange are, and the Diversified shares issuable on the exercise of the warrants, options and rights have been duly and validly reserved by Diversified for issuance will be, when issued and delivered in accordance with the provisions of the Agreement and the warrants, options and rights, validly issued, fully paid, and nonassessable.

          (vii) To the tradability without restriction, other than restrictions applicable to Affiliates named in such opinion, under the Securities Act of all outstanding shares of Diversified, exclusive of the shares to be issued to the Inforetech security holders in accordance with this Agreement.

          (viii)to such other matters as may be reasonably requested by Inforetech and the Founders and as are normal in transactions of this nature.

     (k) such other documents and instruments that may be necessary to complete the transactions contemplated hereunder.

10.04 At the Closing, Inforetech shall deliver, or cause to be delivered,the following:

     (a) Class A shares registered in the name of Holdco for the Class "A" shares exchanged by the Founders; and

     (b) Class A shares registered in the name of Diversified for the Class A shares exchanged for common shares of Diversified.


                                   ARTICLE 11
                              POST CLOSING MATTERS

11.01 After the Closing, the parties hereto shall co-operate and assist each other in making any necessary securities or tax filings or elections that are required, or recommended to be made by a party, including:

     (a) a notice on Form D to be filed by Diversified with the SEC relating to the issuance of the Diversified Shares and other securities as contemplated by this Agreement; and

     (b) the information respecting the appointment of new Diversified directors otherwise than at a meeting of stockholders required by Rule 14f-1 promulgated under the Exchange Act to be filed with the SEC and provided to security holders at least 10 days prior to the date such directors take office.


                                  ARTICLE 12
                              GENERAL PROVISIONS


Notices

12.01 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, faxed or mailed postage prepaid addressed as follows:


To Inforetech:

          inFOREtech Golf Technology 2000 Inc.
          Suite 214
          5500 - 152nd Street
          Surrey, British Columbia
          Facsimile:  (604) 576-7460

To the Founders:

          Founders of inFOREtech Golf Technology 2000 Inc.
          c/o Suite 214
          5500 - 152nd Street
          Surrey, British Columbia
          Facsimile:  (604) 576-7460

To Diversified:

          Diversified Marketing Services, Inc.
          c/o Mercer Capital Inc.
          Suite 2500
          1177 West Hastings Street
          Vancouver, B.C.
          V6E 2K3
          Facsimile:  (604) 687-0554

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery, if faxed to the facsimile numbers set out above, on the business day next following the date of transmission and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effective if actually delivered or faxed to the facsimile numbers set out above.


Non-Merger

12.02 Notwithstanding the completion of the transactions contemplated by this Agreement, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation, warranty, covenant or agreement) or any investigation made by Diversified or the Founders, the representations, warranties, covenants and agreements of the parties set forth herein shall survive the Completion Date and will remain in full force and effect and shall not be extinguished or merged in any way by the delivery or recording of any deed or any other instrument relating to the completion of the transactions contemplated by this Agreement.


Time of Essence

12.03 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.


Binding Effect

12.04 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.


Entire Agreement

12.05 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.


Further Assurances

12.06 Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.


Amendments

12.07 No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.


Counterparts

12.08 This Agreement may be executed in counterpart and/or by facsimile.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.


THE CORPORATE SEAL OF              )
INFORETECH GOLF TECHNOLOGY         )
2000 INC. was affixed hereto in the)
presence of:                       )
                                   )
                                   )         c/s
Authorized Signatory               )
                                   )
                                   )
Authorized Signatory               )


SIGNED, SEALED AND DELIVERED       )
by ROBERT SILZER, SR.              )
in the presence of:                )
                                   )
                                   )
                                   )    /s/ Robert Silzer, Sr.
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


SIGNED, SEALED AND DELIVERED       )
by MADJ SILZER in the presence of: )
                                   )
                                   )
                                   )    /s/ Madj Silzer
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


SIGNED, SEALED AND DELIVERED       )
by LARRY SILZER in the presence of:)
                                   )
                                   )
                                   )    /s/ Larry Silzer
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


SIGNED, SEALED AND DELIVERED       )
by ROBERT C. SILZER JR. in the     )
presence of:                       )
                                   )
                                   )
                                   )    /s/ Robert C. Silzer, Jr.
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


SIGNED, SEALED AND DELIVERED       )
by BRENT SILZER in the presence of )
                                   )
                                   )
                                   )    /s/ Brent Silzer
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


SIGNED, SEALED AND DELIVERED       )
by TRACY SILZER in the presence of:)
                                   )
                                   )
                                   )    /s/ Tracy Silzer
Signature of Witness               )
                                   )
                                   )
Name (print)                       )
                                   )
                                   )
Address                            )
                                   )
                                   )
Occupation                         )


THE CORPORATE SEAL OF              )
DIVERSIFIED MARKETING              )
SERVICES, INC. was affixed hereto  )
in the presence of:                )
                                   )
                                   )         c/s
Authorized Signatory               )
                                   )
                                   )
Authorized Signatory               )


THE CORPORATE SEAL OF              )
MERCER CAPITAL CORP.               )
was affixed hereto in the presence )
of:                                )
                                   )         c/s
Authorized Signatory               )
                                   )
                                   )
Authorized Signatory               )